Exhibit 10.5

Optimus Healthcare Services, Inc.

1400 Old Country Road

Westbury, NY 11590

March 8, 2024

Arena Investors LP, as Agent

2500 Westchester Avenue, Suite 401

Purchase, NY 10577

Re:	Optimus Healthcare Services, Inc.

Ladies and Gentleman:

Reference is made to that certain Forbearance Agreement, dated March 8, 2024 (the “Agreement”), by and among Optimus Healthcare Services, Inc., a Florida corporation (and together with its successors and assigns, collectively, the “Borrower”), and Arena Investors, LP as agent (the “Agent”) for the purchasers (the “Purchasers”) listed therein. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

By way of this letter agreement, the Borrower and the Agent acknowledge and agree that any to-be-issued shares of preferred stock to be issued upon conversion of the Notes shall include the general parameters as set forth below, subject to execution of definitive documentation: (a) senior preferred will be first, prior to and superior to any other class of preferred stock or any other security, with a liquidation preference, which is to be paid in full before any other class of securities receives any distribution in liquidation or otherwise, (b) no PIK or interest, no voting rights (except as required by law, no restrictions on future debt/equity raises (still have MFN for one year and the customary adjustment rights), (c) convertible into shares of the common stock and (d) non-redeemable. The Borrower and Agent shall each use all good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable to carry out the intent and purposes of this letter agreement.

This letter agreement shall be deemed to be a Transaction Document and along with the other agreements referenced here, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. This Agreement may be amended by a written instrument signed by the parties hereto. All rights and obligations hereunder will be governed by the laws of the State of Nevada, without regard to the conflicts of law provisions of such jurisdiction. This Agreement may be executed, including by means of electronic signature or pdfs, in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Sincerely,

OPTIMUS HEALTHCARE SERVICES, INC.

By:
Name:	Cliff Saffron
Title:	Interim Chief Executive Officer

Acknowledged, Agreed and Accepted:

AGENT AND PURCHASERS:

Arena Investors, LP, as Agent

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP, as a Purchaser

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

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